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                                                                    EXHIBIT 10.7

                         PART TIME EMPLOYMENT CONTRACT
                            BETWEEN IPG LASER GMBH
                           AND ITS MANAGING DIRECTOR
                         Mr. Dr. Valentin P. GAPONTSEV

Between the Company

          IPG Laser GmbH
          Siemensstr. 7
          57299 Burbach

          - hereafter called company -

          represented by the share holder's meeting, consisting of IP Fibre Devices (U.K.) Ldt., London
          Mr. Dr. V.P. Gapontsev

and       Mr. Dr. Valentin P. Gapontsev
          22/230 Mira Av.
          Fryazino, Moskau 141120, RuBland

          - hereafter called managing director


the following employment contract is concluded:
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                              EMPLOYMENT CONTRACT

                         (S) 1 Tasks and other duties

(1) The shareholder Dr. Valentin P. Gapontsev will be ordered as per 25.8.1995 to be the managing director of the company. The employment contract is valid as per 1.09.1995.

(2) The managing director solely represents the company according to law and statutes.

     He is obliged and authorized to solely carry out the company business.

     The managing director renders 50 % of his working time to the company.

     The managing director is exempted from the restrictions concerning self-business acc. (S) 181 of the statutes and this contract.

(3)  Instructions of the share holder meeting have to be adhered to.

(4) The managing director has to fulfill the legal and constitutional duties of the company in the course of the management.

     Furthermore he has to take best care of the economical, financial and organizational aspects of the company. All decisions of the managing director should be made for the benefit of the company.

(5) The managing director has to keep strictly silent about all business, operational or technical information made know to him or otherwise informed.

     This obligation exists also after termination of this contract.

(6) Business or operational documents have to carefully stored and may only be used for the purpose of the company. These documents may not be made available to third parties.

     The managing director has no right to hold back these files.

(7) The managing director is only liable for premeditated damages against the company towards the share holders.

(8) The managing director has the right to perform his duties also away from the place of residence of the company.

     The weekly working hours amount to 20 hours, the managing director is not fixed to special working times.

     The managing director is obliged to be available for the company, whenever and as much as it is necessary for the benefit of the company.

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                         (S) 2 Additional occupation

     The managing director is allowed to take up or carry on additional occupations. The consent of the share holders is not necessary for starting an additional occupation nor for carrying it on.

                          (S) 3 Duration of contract

(1) This contract becomes valid on 1.9.1995 and is concluded for an unlimited time.

(2) In the first 3 years of the duration the contract can only be cancelled from both parties for serious reasons.

     Such a reason would be for example the non-acknowledgement of this contract or some of his regulations by the tax authorities.

     After that the contract can be cancelled by either party with a notice of ... months to the end of a calendar year.

(3) The managing director can only be recalled for serious reasons. The recall does not automatically terminate this contract.

     In case of a mutually agreed exemption, the company is obliged to continue paying the salary.

     In case the recall is legally stated, the contract ends with the day the verdict becomes final.

                                 (S) 4 Salary

(1) The managing director will receive a monthly partial salary in the amount of DM 6.000,00.

     The salary is due at the last working day of the month.

     In addition Dr. Gapontsev receives an additional 13th and 14th salary in the same amount. The additional salaries will be paid out in July and November.

     Dr. Gapontsev is a Russian citizen. He will not stay longer than 6 months per year in Germany.

     The legal wage tax well as the insurance obligations for foreign citizens has to be considered.

(2) Furthermore the managing director receives a bonus in the amount of 20 % of the profit subject to bonus of the company.

     The tax balance sheet profit is the profit subject to bonus.

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     Payment of the bonus is due with the yearly balance sheet and may be paid in at least 2 , but maximum 6 installments within a period of 6 months.

     If in case of tax assessment notice or audits differences are noted between the profit shown in the tax declaration and the tax assessment notice, this difference will be considered subject to bonus. The corrected payment is due as soon as the tax assessment notice becomes valid.

(3) In case of absence from work due to illness or accident the managing director will receive all salary for a further 8 weeks.

(4) In case of death of the managing director his family will receive all salaries for a six months time period.

                             (S) 5 Other benefits

(1) For the time of this contract the managing director has the right to receive an upper class company car from the company which also may be used for private use.

     Taxation of the such arising monetary profit will be done by the managing director.

(2) The managing director is entitled to all voluntary, contractual or legal special- and social benefits, which the company renders also to the other employees.

     In addition the company is obliged to grant the following benefits to the managing director:

            Private pension insurance including accident insurance.

(3) The managing director will receive of the company outlays and expenses against receipts in the highest taxable amount or as per tax lump sum rates.

(4) The management director may wholly or partially waive (defer) the payment of his salary for the benefit of the company. His claims for payment of his salary are untouched by this waiver.

     In such a case a written credit contract has to be concluded soonest in which the interest rate and the repayment terms are stated.

     Waiver of salaries without written credit contract are not valid.

                            (S) 6 Final agreements

(1) This employment contract has to be checked each year on December 31st for the effectiveness and actuality of the statutes as well with regard to the adequacy of the salary.

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     If this check-up shows that single statutes have become invalid or will become invalid or that extraordinary economical changes have to be accounted for, an amended form of this contract has to be drawn up within 6 weeks and has to be signed latest 2 weeks after by the contract parties.

(2) In case single clauses of this contract become invalid or will become invalid, the validity of the remaining contract is untouched.

     The invalid clauses shall be replaced by adequate substitutes.

(3)  Verbal agreements concerning this contract were not made.

     As a rule, all changes and amendments concerning this contract shall be made in written form.

     Back dated changes and amendments however are not allowed.

(4) In case of doubt the statutes have priority before the agreements of this contract.

Burbach, 1.9.1995

For the share holders                  IP FIBRE DEVICES (U.K.) Ltd. share holder
                                       represented by MD Dr. S. Chernikov

                                       Dr. V. Gapontsev, share holder

For the company                        IPG Laser GmbH represented by GF Dr. V.
                                       Gapontsev

Dr. V.P. Gapontsev

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                                Credit Contract

Between                        Mr. Dr. Valentin P. Gapontsev
                               as managing director

and                            IPG Laser GmbH
                               Siemensstr. 7
                               D-57299 Burbach

the following credit contract is concluded:

          (1) Dr. Gapontsev grants to the IPG Laser GmbH his monthly salary in the amount of DM 6.000,00 as a loan from 01.09.1995 up to 31.12.1995.

          (2)  The loan will bear 8/12 % interest per month

          (3) The loan will be prolonged, if necessary, under the same conditions, beyond 31.12.1995, longest however until 31.12.1996.

          (4)  Starting 1996 the interest is due every 3 months.

          (5) The repayment of the loan has to be effected latest on 0. 1. 1997. The repay has to be effected in 4 installments, at the beginning of a quarter year. Earlier repayments, in total or partially, are allowed.

Burbach, 01.09.1995


________________________________________________________________________________
IPG Laser GmbH,
represented by managing director Dr. V. Gapontsev


________________________________________________________________________________
Dr. Valentin Gapontsev

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Employment Contract dated 01. 09. 1995


                             DEFERRAL DECLARATION

     IPG Laser GmbH develops new generations of lasers and introduces these products in the market. Due to the lack of capital any profit shall be invested into research and marketing activities.

     Due to this, I as managing director, waive (defer) the payment of the salary for my job as managing director until 31st December 1995.

     At the end of each year and based on the liquidity of the company, the deferral or the partial waiver of the salary shall be newly stipulated.

     The waiver for payment (deferral) of the salary does not impair the claim of the salary payment. Together with the deferral declaration a credit contract will be made between me and IPG Laser GmbH.

Burbach, 01.09.1995


________________________________________________________________________________
Dr. Valentin Gapontsev

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